SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 31, 2009

Integrated Silicon Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 Zanker Road

San Jose, California

95112

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 969-6600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The information pursuant to Item 2.02 in this report on Form 8-K/A is being furnished as contemplated by General Instruction B(2) to Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

On July 28, 2009, we furnished via EDGAR a Form 8-K with respect to our results of operations for our third fiscal quarter ended June 30, 2009. As a result of a revision in the third party valuation report that management considered in making its determination of the amount of the in-process technology charge related to our acquisition of Enable Semiconductor, the in-process technology charge should have been $0.7 million not $1.5 million as reflected in our press release and Form 8-K. In addition, the amount of goodwill we recorded in connection with such transaction should have been $1.3 million not $0.5 million. As a result, our net loss for the fiscal third quarter was $1.9 million not $2.7 million. Our revised Condensed Consolidated Statements of Operations and Balance Sheets are attached hereto as Exhibit 99.1. Additional information with respect to our fiscal third quarter results will be contained in our Quarterly Report on Form 10-Q to be filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Condensed Consolidated Financial Statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SILICON SOLUTION, INC.

Date: August 3, 2009	/s/ JOHN M. COBB
John M. Cobb
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Condensed Consolidated Financial Statements